Exhibit 23.1

Consent of Independent Registered

Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 26, 2007 relating to the consolidated financial statements of Chelsea Therapeutics International, Ltd., which report appears in Chelsea Therapeutics International, Ltd.’s Annual Report on Form 10-K. We also consent to the reference to our Firm under the caption “Experts.”

/s/    J.H. Cohn LLP

Roseland, New Jersey

April 6, 2007